LIMITED POWER OF ATTORNEY
                       TO EXECUTE REGISTRATION STATEMENTS


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John F. Splain and Wade Bridge as his/her true and lawful attorney-in-fact and agent, with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to execute the Registration Statement of Veracity Funds on Form N-1A, and any and all amendments to the Registration Statement on Form N-1A of Veracity Funds, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Given and signed on this 7th day of April, 2005.



/s/ Matthew G. Bevin                          /s/Michael J. Minnaugh
--------------------------------             --------------------------------
By:  Matthew G. Bevin                        By:  Michael J. Minnaugh, Trustee
Trustee, President



/s/ William H. McNett                         /s/Darlene V. Pinnock
--------------------------------             --------------------------------
By:  William H. McNett, III, CFA             By:  Darlene V. Pinnock, Trustee
Trustee



/s/ June B. Debatin                           /s/Mark J. Seger
--------------------------------             --------------------------------
By:  June B. Debatin, Trustee                By:  Mark J. Seger, Treasurer



/s/ David L. Eager
--------------------------------
By:  David L. Eager, Trustee